Exhibit 10.1

THIRD AMENDMENT TO REVENUE LOAN AND SECURITY AGREEMENT

This third amendment (this “Amendment”) to that certain Revenue Loan and Security Agreement dated September 29, 2023, as amended by First Amendment dated September 24, 2024 and Second Amendment dated October 11, 2024 (as amended, the “Agreement”), by and among Steven Shum (“Key Person”), INVO Fertility, Inc., a Nevada corporation f/k/a NAYA Biosciences, Inc. and f/k/a INVO Bioscience Inc. (the “Company”), the Guarantors identified on the signature page hereto (the “Guarantors”), and Decathlon Alpha V, L.P., a Delaware limited partnership (“Lender”), is dated August 11, 2025 (the “Third Amendment Date”). Unless otherwise defined herein, all capitalized terms have the meanings given to them in the Agreement.

The Company has requested that Lender consent to an amendment to the Company’s name to INVO Fertility, Inc. and consent to the entry by the Company, INVO Centers LLC, Wisconsin Fertility and Reproductive Surgery Associates, S.C., and Wood Violet Fertility LLC into a settlement agreement with Dr. Elizabeth Pritts, which includes the entry of a consent judgment against the Company, INVO Centers LLC, Wisconsin Fertility and Reproductive Surgery Associates, S.C., and Wood Violet Fertility LLC, according to the terms of a term sheet executed May 14, 2025 (the “Pritts Settlement”).

In connection with and as a material inducement to Lender to make accommodations with respect to these requests, the Company desires to make amendments to the Agreement as provided herein.

The Company, the Key Person, the Guarantors and Lender hereby agree as follows:

1. Effectiveness of Amendment. This Amendment will be effective upon Lender’s receipt of the transaction costs identified in Section 5, below.

2. Consent to Name Change. Pursuant to Section 5.10 of the Agreement, Lender hereby consents to the change of Company’s name to INVO Fertility, Inc.

3. Waiver as to Pritts Settlement. Lender hereby waives the Event of Default that results pursuant to Section 7.4 of the Agreement from the entry of a judgment for the payment of money in excess of $50,000 as a result of the Pritts Settlement.

4. Amendments.

4.1. Schedule 2.3(b)(2). An amended and restated Schedule 2.3(b)(2) to the Agreement is attached hereto as Schedule 2.3(b)(2). For the sake of clarity, the monthly payment due on each Payment Date, which is set forth in the column labeled “Projected Payment” on Schedule 2.3(b)(2), is increasing by $20,000 beginning in August 2025.

5. Transaction Costs. Pursuant to Section 12.7 of the Agreement, Company will reimburse Lender for all fees and expenses incurred by Lender relating to the First Amendment, the Second Amendment, this Amendment, the Pritts Settlement, and the Loan Agreement. Without limiting the foregoing, Company shall pay Lender $17,488 related to Lender’s fees and expenses incurred in connection herewith.i

6. No Other Changes. In all other respects, the Agreement shall remain in full force and effect.

** Signatures on following page **

The parties have executed this Amendment as of the Third Amendment Date.

COMPANY:

INVO FERTILITY, INC., a Nevada corporation f/k/a NAYA BIOSCIENCES, INC. f/k/a INVO BIOSCIENCE, INC.

By:	/s/ Steven Shum
Steven Shum, CEO

LENDER:

DECATHLON ALPHA V, L.P.

By: Decathlon Alpha GP V, LLC

Its: General Partner

By:	/s/ John Borchers
John Borchers, Managing Director

KEY PERSON:

By:	/s/ Steven Shum
Steven Shum

GUARANTORS:

BIO X CELL INC

By:	/s/ Steve Shum
Steve Shum, President

INVO CENTERS LLC

By:	/s/ Steve Shum
Steve Shum, Managing Member

WOOD VIOLET FERTILITY LLC

By:	/s/ Steve Shum
Steve Shum, Managing Member

FERTILITY LABS OF WISCONSIN LLC

By:	/s/ Steve Shum
Steve Shum, Managing Member

ORANGE BLOSSOM FERTILITY LLC

By:	/s/ Steve Shum
Steve Shum, Managing Member

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SCHEDULE 2.3(b)(2)

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